Exhibit 10.1

JGB Collateral, LLC

JGB Capital Offshore Ltd.

JGB Capital LP

JGB Partners LP

c/o JGB Management, Inc.

246 Post Road East, 2nd Floor

Westport, CT 06880

May 10, 2024

Via Federal Express and E-mail

22nd Century Group, Inc.

321 Farmington Rd

Mocksville, NC 27028

E-mail: lfirestone@xxiicentury.com

Re: Securities Purchase Agreement dated March 3, 2023, (as amended, the “SPA”) between 22nd Century Group, Inc. (the “Company”) and the Purchasers.

Ladies and Gentlemen:

Reference is made to the SPA and the Debentures (as defined in the SPA). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the SPA or the Debentures, as applicable.

By the Company’s and the undersigneds’ agreement to and acceptance of this letter agreement (this “Letter Agreement”), the undersigned holders of the Debentures hereby agree that the Holder Redemption Right set forth in Section 5(a) of the Debenture solely for the months of June, 2024, and July, 2024, is waived. The foregoing shall be construed precisely as written and shall not be deemed a continuing waiver of Section 5(a) of the Debentures.

The Company shall incur an aggregate amendment charge to the undersigned holders equal to $275,000, which shall be added to the principal balance of the Debentures.

The Company shall file a Form 8-K announcing the terms of this Letter Agreement and filing this Letter Agreement as an exhibit thereto on or before 5:29 a.m. (local time in New York, New York) on the date hereof. Following the filing of such Form 8-K the Holders shall not be deemed to be in possession of any material, non-public information of the Company.

Except as expressly set forth above the Transaction Documents remain in full force and effect. This Letter Agreement is a Transaction Document.

Sincerely,

Brett Cohen for and on behalf of the Holders and the Agent

AGREED AND ACCEPTED:

22nd Century Group Inc.

By: ___________________

Name:

Title: